UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2008

AMERICAN CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-5815	58-1033765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hannah Way, Rossville, Georgia	30741
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (706) 861-3347

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 18, 2008, American Consumers, Inc. (the “Company”) entered into a fifth amendment to the lease on its Ringgold, Georgia grocery store location (the “Ringgold Lease”) with Marshall M. Bandy, Jr., d/b/a R&M Ventures, LLC (the current landlord under the Ringgold Lease).  Under the Ringgold Lease, prior to this fifth amendment, the Company had exercised all of its options to extend the original term of the lease through November 30, 2007.  This fifth amendment, which operates retroactively to December 1, 2007, extends the lease by providing for five additional one-year terms.  Rent for the initial one year term which runs from December 1, 2007 through November 30, 2008, consists of an annual base rental of $54,000, plus additional percentage rents if sales at the location exceed prescribed thresholds, plus the Company’s responsibility for utilities and a prescribed portion of maintenance expenses, repairs and taxes applicable to the premises, all as set forth in more detail in the Ringgold Lease.  The annual base rent increases to $64,800 for each of the four subsequent one year terms (commencing on December 1 of each of 2008, 2009, 2010 and 2011) and the sales threshold above which percentage rents are required increases by approximately 7% over the level prescribed for the initial one-year term, with the remaining terms unchanged for the four subsequent one-year terms.

The fifth amendment also states that, if the parties agree that a new roof should be installed at this location (or if the Company should demand such installation) during any of the one-year terms provided, the Company and the landlord each shall pay 50% of the cost of that portion of the roof attributable to the portion of the building leased by the Company for its Ringgold store location.

The Company has no additional renewal options beyond the five one-year terms provided under this amendment to the Ringgold Lease, and either party may terminate the lease after the first year by providing written notice to the other party ninety (90) days prior to the commencement of any of the subsequent one-year terms.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	The Ringgold Lease, as amended through the fifth amendment thereto, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2008	AMERICAN CONSUMERS, INC.

	By:	/s/ Paul R. Cook
Paul R. Cook
Chief Financial Officer